UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2023

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RVLPQ	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.03	Bankruptcy or Receivership.

As previously announced, on October 12, 2023 (the “Petition Date”), RevitaLid Pharmaceutical Corp., RVL Pharmaceuticals, Inc. and RVL Pharmacy, LLC (the “Debtors”), each an indirect subsidiary of RVL Pharmaceuticals plc (“RVL plc”), filed voluntary petitions (administered jointly for procedural purposes under lead Case No. 23-11704 (BLS)) (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On the Petition Date, the Debtors also filed with the Bankruptcy Court a Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and its Subsidiaries (the “Plan”) and an associated disclosure statement (the “Disclosure Statement”). RVL plc and its subsidiaries other than the Debtors were not included in the Chapter 11 Cases.

On November 13, 2023, the Debtors filed an Amended Joint Prepackaged Chapter 11 Plan of RevitaLid Pharmaceutical Corp. and its Subsidiaries (the “Amended Plan”) with the Bankruptcy Court, which contained similar commercial terms as the Plan.

On November 20, 2023, the Bankruptcy Court entered the Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ (A) Disclosure Statement Pursuant to Sections 1125 and 1126(b) of the Bankruptcy Code, (B) Solicitation and Voting procedures, and (C) Forms of Ballots, and (II) Confirming the Amended Joint Prepackaged Chapter 11 Plan of Revitalid Pharmaceutical Corp. and its Subsidiaries (the “Confirmation Order”), which approved the Disclosure Statement and the Amended Plan. A copy of the Confirmation Order, with a copy of the Amended Plan as confirmed attached thereto, is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As of November 20, 2023, there were 111,406,043 issued and outstanding ordinary shares of RVL plc. No ordinary shares of RVL plc are reserved for future issuance in respect of claims and interests filed and allowed under the Amended Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets.

In accordance with the Amended Plan, on November 22, 2023 (the “Effective Date”) funds managed by Athyrium Capital Management, LP (“Athyrium”) exchanged their outstanding debt into equity of a newly-created entity (“NewCo”) that indirectly holds 100% of the equity interests of RVL Pharmaceuticals, Inc., the direct parent of RVL Pharmacy, LLC. Funds managed by Athyrium received 97.5% of the equity in NewCo, and holders of the SPA Rejection Unsecured Claims (as defined in and pursuant to the Amended Plan) received their pro rata share of the remaining 2.5% of the equity in NewCo, subject to dilution by the Management Incentive Plan (as defined in the Amended Plan) and future investments.

RevitaLid Pharmaceutical Corp., previously the direct parent company of RVL Pharmaceuticals, Inc, concurrently emerged from its Chapter 11 case on the Effective Date and will be wound down pursuant to the Amended Plan.

RVL plc and its subsidiaries other than the Debtors retained substantially no assets or operations following the transactions contemplated by the Amended Plan. RVL plc intends to petition the Irish High Court for an order to wind up RVL plc, anticipated to be completed during the year ended December 31, 2024, resulting in no recovery for any holders of RVL plc’s ordinary shares or other share-based instruments.

Item 8.01	Other Events.

On November 21, 2023, the Debtors each filed with the Bankruptcy Court their unaudited monthly operating reports for the period beginning October 12, 2023 and ending October 31, 2023 (collectively, the “October Monthly Operating Reports”). The October Monthly Operating Reports are attached as Exhibits 99.1 through 99.3 to this Current Report on Form 8-K, and are incorporated herein by reference. The October Monthly Operating Reports and other filings with the Bankruptcy Court related to the Chapter 11 Cases may be available electronically at https://restructuring.ra.kroll.com/RVL.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Findings of Fact, Conclusions of Law, and Order (I) Approving the Debtors’ (A) Disclosure Statement Pursuant to Sections 1125 and 1126(b) of the Bankruptcy Code, (B) Solicitation and Voting procedures, and (C) Forms of Ballots, and (II) Confirming the Amended Joint Prepackaged Chapter 11 Plan of Revitalid Pharmaceutical Corp. and its Subsidiaries
99.1	RevitaLid Pharmaceutical Corp. Monthly Operating Report for the period ended October 31, 2023
99.2	RVL Pharmaceuticals, Inc. Monthly Operating Report for the period ended October 31, 2023
99.3	RVL Pharmacy, LLC Monthly Operating Report for the period ended October 31, 2023
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVL PHARMACEUTICALS PLC

Dated: November 27, 2023	By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer